Exhibit 5.3

599 LEXINGTON AVENUE

NEW YORK, NY 10022-6069

+1.212.848.4000

March 12,2018

American Axle & Manufacturing Holdings, Inc.
American Axle & Manufacturing, Inc.
One Dauch Drive
Detroit, Michigan 48211

American Axle & Manufacturing Holdings, Inc.
American Axle & Manufacturing, Inc.
Post-Effective Amendment No. 1 to the
 Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“Holdings”), and American Axle & Manufacturing, Inc., a Delaware corporation (“AAM, Inc.” and together with Holdings, the “Registrants”), in connection with the preparation and filing by the Registrants and AAM International Holdings, Inc., a Delaware corporation, Auburn Hills Manufacturing, Inc., a Delaware corporation, Oxford Forge, Inc., a Delaware corporation, MSP Industries Corporation, a Michigan corporation, Colfor Manufacturing, Inc., a Delaware corporation, Accugear, Inc., a Delaware corporation, Metaldyne Performance Group, Inc., a Delaware corporation, Rochester Manufacturing, LLC, an Indiana limited liability company, MPG Holdco I Inc., a Delaware corporation, Metaldyne BSM, LLC, a Delaware limited liability company, Metaldyne M&A Bluffton, LLC, a Delaware limited liability company, Metaldyne Powertrain Components, Inc., a Delaware corporation, Metaldyne Sintered Ridgway, LLC, a Delaware limited liability company, Metaldyne SinterForged Products, LLC, a Delaware limited liability company, Punchcraft Machining and Tooling, LLC, a Delaware limited liability company, HHI FormTech, LLC, a Delaware limited liability company, Jernberg Industries, LLC, a Delaware limited liability company, Impact Forge Group, LLC, a Delaware limited liability company, ASP HHI Holdings, Inc., a Delaware corporation,

SHEARMAN.COM

Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.

ASP HHI Intermediate Holdings, Inc., a Delaware corporation, ASP HHI Intermediate Holdings II, Inc., a Delaware corporation, ASP HHI Acquisition Co., Inc., a Delaware corporation, Forging Holdings, LLC, a Delaware limited liability company, Hephaestus Holdings, LLC, a Delaware limited liability company, HHI FormTech Holdings, LLC, a Delaware limited liability company, HHI Forging, LLC, a Delaware limited liability company, Gearing Holdings, LLC, a Delaware limited liability company, Cloyes Gear Holdings, LLC, a Delaware limited liability company, Jernberg Holdings, LLC, a Delaware limited liability company, Impact Forge Holdings, LLC, a Delaware limited liability company, ASP MD Holdings, Inc., a Delaware corporation, ASP MD Intermediate Holdings, Inc., a Delaware corporation, ASP MD Intermediate Holdings II, Inc., a Delaware corporation, MD Investors Corporation, a Delaware corporation, Metaldyne, LLC, a Delaware limited liability company, Gear Design and Manufacturing, LLC, a Delaware limited liability company, Grede Wisconsin Subsidiaries LLC, a Wisconsin limited liability company, Cloyes Gear and Products, Inc., an Ohio corporation, Grede LLC, a Delaware limited liability company, Grede Holdings LLC, a Delaware limited liability company, ASP Grede Intermediate Holdings LLC, a Delaware limited liability company, GSC RIII—Grede LLC, a Delaware limited liability company, Shop IV Subsidiary Investment (Grede), LLC, a Delaware limited liability company, HHI Holdings, LLC, a Delaware limited liability company, Grede II LLC, a Delaware limited liability company, ASP Grede AcquisitionCo LLC, a Delaware limited liability company, and The Mesh Company, LLC, an Arkansas limited liability company (collectively, the “Subsidiary Guarantors”) of a Post-Effective Amendment to the Registration Statement on Form S-3 (File No. 333-217033) (such registration statement, as amended, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Registrants of (i) debt securities of AAM, Inc. (“Debt Securities”) and (ii) guarantees of such Debt Securities by Holdings or the Subsidiary Guarantors (“Guarantees”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”) and as shall be designated by the Registrants at the time of the applicable offering.

The Debt Securities and the Guarantees will be issued in one or more series pursuant to an indenture dated as of November 3, 2011, among AAM, Inc., as issuer, Holdings, as guarantor, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), as supplement by the First Supplemental Indenture, dated as of March 23, 2017 and the Second Supplemental Indenture, dated as of May 17, 2017 (collectively, the “Indenture”).

In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Indenture, the Registration Statement, the Prospectus, and such corporate records of the Registrants, certificates of public officials, officers of the Registrants and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.  In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies.  We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Registrants; and that the Indenture is the legal, valid and binding obligation of each party thereto, other than the Registrants, enforceable against each such party in accordance with its terms.

Our opinion set forth below is limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that when (i) the final terms of the Debt Securities have been duly established and approved by AAM, Inc.; (ii) the issuance and sale of the Debt Securities (including the Guarantees endorsed thereon) are duly authorized by all necessary action (corporate or otherwise); and (iii) such Debt Securities (including the Guarantees endorsed thereon) are duly executed by the Registrants and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by AAM, Inc., the Debt Securities and the Guarantees endorsed thereon will constitute legal, valid and binding obligations of the Registrants and the Subsidiary Guarantors, respectively, enforceable against the Registrants and the Subsidiary Guarantors, respectively, in accordance with their terms.

The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). With respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

We understand that this opinion is to be used in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

LLJ/RDG
LN